Exhibit 99.1


FOR IMMEDIATE RELEASE                   Contact:  David M. Findlay
                                                  Executive Vice President
                                                  and Chief Financial Officer
                                                  (574) 267-9197

                   LAKELAND FINANCIAL REPORTS FIRST QUARTER
                         PERFORMANCE AND CASH DIVIDEND


     Warsaw, Indiana (April 15, 2004) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported net income of $3.5 million for the first quarter of 2004, which is unchanged versus the comparable period of 2003 and represents a 16% increase versus net income of $3.0 million in the fourth quarter of 2003. Diluted net income per common share for the quarter was $0.58 versus $0.59 for the comparable period of 2003 and $0.50 for the fourth quarter of 2003.

     The Company also announced that the Board of Directors approved a cash dividend for the first quarter of $0.21 per share, payable on April 26, 2004 to shareholders of record on April 10, 2004. The quarterly dividend represents an 11% increase over the quarterly dividend of $0.19 paid in 2003.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "We are proud of our performance in the first quarter of 2004. As a result of the challenging interest rate environment that we have been operating in for the past twelve months, our focus has been on growth in key noninterest income categories and prudent expense management. The combination of our balance sheet structure and historically low interest rates has significantly affected our net interest income through a decline in our net interest margin, which was 3.60% versus 3.93% in the first quarter of 2003. As a result, our net interest income after provision for loan losses has increased by only 1% when compared to the same period in 2003 despite good earning asset growth."

     Kubacki continued, "We continued to experience good revenue growth in key noninterest income areas during the quarter. Excluding mortgage sales gains, noninterest income grew by 16% versus the comparable period in 2003." Comparing the first quarter of 2004 to the comparable period in 2003, other income increased by 40%, or $271,000, credit card fees increased 39%, or $140,000, and trust and brokerage fees increased 21%, or $129,000. Overall, total noninterest income decreased by $226,000, driven by a $759,000 reduction in mortgage sales gains versus the comparable period in 2003.

     Kubacki added, "The mortgage environment during the first quarter had a negative impact on earnings as we experienced a dramatic reduction in mortgage sales gains and incurred an impairment of mortgage servicing rights of $159,000 for the quarter versus $141,000 in the first quarter of 2003. In the fourth quarter of 2003, we had a benefit of $117,000 compared to the loss in the first quarter. While we have recently seen some rebound in mortgage origination activity, we do not anticipate that it will have a significant impact in future quarters."

     "Recognizing the impact that the low interest rate environment has on our earnings power, we have maintained a tight focus on managing noninterest expenses. As a result, noninterest expense actually decreased by 1% for the quarter versus the comparable period in 2003. Through ongoing leveraging of technology and prudent capital investment, we have been able to achieve this reduction without impacting staffing levels or customer service."

     Total loans as of March 31, 2004 were $884.5 million versus $870.9 million as of December 31, 2003 and $826.9 million as of March 31, 2003. Average loans during the first quarter of 2004 were $883.7 million compared to $860.3 million in the fourth quarter of 2003, an increase of 3%.

     Lakeland Financial's allowance for loan losses as of March 31, 2004 was $10.5 million, compared to $10.2 million as of December 31, 2003 and $9.7 million as of March 31, 2003. Non-performing assets totaled $4.5 million as of March 31, 2004 versus $4.3 million as of December 31, 2003 and $8.8 million on March 31, 2003. The ratio of non-performing assets to loans was 0.51% on March 31, 2004 compared to 0.50% at December 31, 2003 and 1.06% at March 31, 2003.
Net charge offs totaled $9,000 in the first quarter versus $320,000 during the fourth quarter of 2003 and $458,000 in the first quarter of 2003. For the quarter ended March 31, 2004, net charge offs were less than 0.01% of average loans compared to 0.23% in the same period in 2003.

     Kubacki commented, "We are extremely pleased with the overall quality of our loan portfolio and the resulting low level of charge offs during the quarter. Clearly, there is a direct relationship between our earnings power in this low margin environment and our asset quality. As a result of our moderate level of charge offs and overall asset quality, we have not been required to increase the loan loss allocations significantly, thus reducing our loan loss provision."

     For the three months ended March 31, 2004, Lakeland Financial's average equity to average assets ratio was 7.21% compared to 7.06% for the fourth quarter of 2003 and 7.07% for the first quarter of 2003. Average stockholders' equity for the quarter ended March 31, 2004 was $92.4 million versus $89.0 million for the fourth quarter of 2003 and $85.6 million for the comparable period in 2003. Average total deposits for the quarter ended March 31, 2004 were $968.7 million compared to $993.3 million for the fourth quarter of 2003 and $934.1 million for the same period in 2003.

     Lakeland Financial Corporation is a $1.3 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include FTN Financial Securities Corp., Goldman, Sachs & Co., Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Securities, L.P., Merrill Lynch & Co., Morgan Stanley & Co., Inc., Sandler O'Neill & Partners, Schwab Capital Markets, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


                                                     LAKELAND FINANCIAL CORPORATION
                                                 FIRST QUARTER 2004 FINANCIAL HIGHLIGHTS
                                   (Unaudited - Dollars in thousands except Share and Per Share Data)

                                                                                         Three Months Ended
                                                                       --------------------------------------------------------
                                                                         Mar. 31,             Dec. 31,             Mar. 31,
                                                                           2004                 2003                 2003
                                                                       --------------       -------------       ---------------
END OF PERIOD BALANCES
  Assets                                                            $      1,285,929     $     1,271,414     $       1,222,883
  Deposits                                                                 1,006,811             926,391               961,494
  Loans                                                                      884,499             870,882               826,865
  Allowance for Loan Losses                                                   10,477              10,234                 9,742
  Common Stockholders' Equity                                                 94,191              90,022                86,067

AVERAGE BALANCES
Assets
  Total Assets                                                      $      1,281,413     $     1,260,792     $       1,212,142
  Earning Assets                                                           1,176,928           1,153,994             1,113,508
  Investments                                                                282,053             271,815               275,204
  Loans                                                                      883,692             860,265               829,647
Liabilities and Stockholders' Equity
  Total Deposits                                                             968,724             993,267               934,078
  Interest Bearing Deposits                                                  781,823             805,586               776,931
  Interest Bearing Liabilities                                               993,786             975,773               956,165
  Common Stockholders' Equity                                                 92,444              88,973                85,590

INCOME STATEMENT DATA
  Net Interest Income                                               $         10,208     $        10,500     $          10,551
  Net Interest Income-Fully Tax Equivalent                                    10,534              10,836                10,787
  Provision for Loan Losses                                                      252                 490                   667
  Noninterest Income                                                           4,160               4,621                 4,386
  Noninterest Expense                                                          8,908              10,345                 8,971
  Net Income                                                                   3,502               3,010                 3,515

PER SHARE DATA
  Basic Net Income Per Common Share                                 $           0.60     $          0.52     $            0.60
  Diluted Net Income Per Common Share                                           0.58                0.50                  0.59
  Cash Dividends Per Common Share                                               0.21                0.19                  0.19
  Book Value Per Common Share (equity per share issued)                        16.10               15.43                 14.80
  Market Value - High                                                          38.05               37.47                 25.75
  Market Value - Low                                                           31.41               33.51                 23.21
  Basic Weighted Average Common Shares Outstanding                         5,842,946           5,829,072             5,813,984
  Diluted Weighted Average Common Shares Outstanding                       6,052,537           6,046,778             5,957,134

KEY RATIOS
  Return on Average Assets                                                      1.10  %             0.95  %               1.18  %
  Return on Average Common Stockholders' Equity                                15.24               13.42                 16.65
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                                                 61.98               68.41                 60.04
  Average Equity to Average Assets                                              7.21                7.06                  7.07
  Net Interest Margin                                                           3.60                3.73                  3.93
  Net Charge Offs to Average Loans                                              0.00                0.15                  0.23
  Loan Loss Reserve to Loans                                                    1.18                1.18                  1.18
  Nonperforming Assets to Loans                                                 0.51                0.50                  1.06
  Tier 1 Leverage                                                               9.23                9.15                  8.12
  Tier 1 Risk-Based Capital                                                    11.95               11.78                 10.54
  Total Capital                                                                13.02               12.83                 11.59

ASSET QUALITY
  Loans Past Due 90 Days or More                                    $          3,211     $         3,191     $           3,386
  Non-accrual Loans                                                              997                 553                 5,208
  Net Charge Offs                                                                  9                 320                   458
  Other Real Estate Owned                                                        277                 557                   109
  Other Nonperforming Assets                                                      39                  27                    62
  Total Nonperforming Assets                                                   4,524               4,328                 8,765



                                          LAKELAND FINANCIAL CORPORATION
                                            CONSOLIDATED BALANCE SHEETS
                                    As of March 31, 2004 and December 31, 2003
                                                  (in thousands)

                                                                                      March 31,    December 31,
                                                                                        2004           2003
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     50,651   $     52,297
  Short-term investments                                                                   6,823          5,144
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      57,474         57,441
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         19,641         17,280
  Mortgage-backed securities                                                             211,988        211,142
  State and municipal securities                                                          53,322         52,945
                                                                                    ------------    -----------
       Total securities available-for-sale                                               284,951        281,367

Real estate mortgages held-for-sale                                                        3,513          3,431
Loans:
  Total loans                                                                            884,499        870,882
  Less: Allowance for loan losses                                                         10,477         10,234
                                                                                    ------------   ------------
     Net loans                                                                           874,022        860,648
Land, premises and equipment, net                                                         25,976         26,157
Accrued income receivable                                                                  5,173          5,010
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,406          1,460
Other assets                                                                              28,444         30,930
                                                                                    ------------   ------------
     Total assets                                                                   $  1,285,929   $  1,271,414
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    197,977   $    185,734
  Interest bearing deposits                                                              808,834        740,657
                                                                                    ------------   ------------
     Total deposits                                                                    1,006,811        926,391
Short-term borrowings:
  Federal funds purchased                                                                 16,000         24,000
  Securities sold under agreements
    to repurchase                                                                         86,511        102,601
  U.S. Treasury demand notes                                                               2,303          3,160
  Other borrowings                                                                        10,000         55,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         114,814        184,761
Accrued expenses payable                                                                   7,626          7,804
Other liabilities                                                                          1,513          1,461
Long-term borrowings                                                                      30,046         30,047
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,191,738      1,181,392
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,849,494 shares issued and 5,817,474 outstanding as of
  March 31 2004, and 5,834,744 shares issued and 5,787,463
  outstanding at December 31, 2003                                                         1,453          1,453
Additional paid-in capital                                                                10,700         10,509
Retained earnings                                                                         82,534         80,260
Accumulated other comprehensive income/(loss)                                                169         (1,282)
Treasury stock, at cost                                                                     (665)          (918)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           94,191         90,022
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,285,929   $  1,271,414
                                                                                    ============   ============



                                          LAKELAND FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME
                                For the Three Months Ended March 31, 2004 and 2003
                                       (in thousands except for share data)
                                                    (Unaudited)
                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                    ---------------------------
                                                                                        2004           2003
                                                                                    ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                                                 $     11,316   $     11,833
                            Tax exempt                                                        68             63
                                                                                    ------------   ------------
   Total loan income                                                                      11,384         11,896
Short-term investments                                                                        28             27
Securities:
 U.S. Treasury and government agency securities                                              157            170
 Mortgage-backed securities                                                                2,022          2,932
 State and municipal securities                                                              584            428
                                                                                    ------------   ------------
   Total interest and dividend income                                                     14,175         15,453

INTEREST EXPENSE
----------------
Interest on deposits                                                                       3,031          3,786
Interest on short-term borrowings                                                            346            340
Interest on long-term borrowings                                                             590            776
                                                                                    ------------   ------------
   Total interest expense                                                                  3,967          4,902
                                                                                    ------------   ------------
NET INTEREST INCOME                                                                       10,208         10,551
-------------------
Provision for loan losses                                                                    252            667
                                                                                    ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                                                  9,956          9,884
-------------------------                                                           ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                                                     739            610
Service charges on deposit accounts                                                        1,657          1,664
Credit card fee income                                                                       500            360
Other income (net)                                                                           944            673
Net gains on sale of real estate mortgages held for sale                                     320          1,079
                                                                                    ------------   ------------
   Total noninterest income                                                                4,160          4,386

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                                                             4,925          4,705
Occupancy and equipment expense                                                            1,017          1,362
Data processing expense                                                                      595            583
Credit card interchange                                                                      290            196
Other expense                                                                              2,081          2,125
                                                                                    ------------   ------------
   Total noninterest expense                                                               8,908          8,971

INCOME BEFORE INCOME TAX EXPENSE                                                           5,208          5,299
--------------------------------
Income tax expense                                                                         1,706          1,784
                                                                                    ------------   ------------
NET INCOME                                                                          $      3,502   $      3,515
----------                                                                          ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                       5,842,946      5,813,984
BASIC EARNINGS PER COMMON SHARE                                                     $       0.60   $       0.60
-------------------------------                                                     ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                     6,052,537      5,957,134
DILUTED EARNINGS PER COMMON SHARE                                                   $       0.58   $       0.59
---------------------------------                                                   ============   ============